MobilePro Corp. Update

Annual Meeting - October 2008

Overview

- Mobilepro is currently operating as a holding company with the following assets:
  - CLEC business which is running at $30+mm in revenue and EBITDA positive based on last three months results
  - 65% ownership of ProGames Networks
    - Anticipate ProGames becoming cash flow positive in fiscal 2010
  - $50mm+ DAC litigation claims
  - 30% ownership of Microlog Corporation (MLOG.PK)
  - $5.1 million of notes receivable

CLEC Overview

- Full service, nationwide CLEC
  - Licensed in 48 states
- Local, LD, Cellular, EVDO, T-1s and Blackberry software
- Revenue running at $30mm+ annualized rate, EBITDA positive
- Contracts with all major carriers
- Two call centers (KC and Maryland)
- About 75 employees
- Strong senior management team
- Currently accounted for as discontinued ops

ProGames Overview

- Mobile entertainment company focused on games space
- Jack Beech, a longtime internet operator, serves as CEO
- Over 125 mobile games available (700+ total), including on RIM and Java devices
- Putting new partnership agreements in place that we believe can sharply scale our revenue and move company to EBITDA positive
- www.progamesnetwork.com

DAC Litigation Overview

- 3 defendants – Sprint, AT&T, Qwest
- Relates to coin free or "dial around" calls made many years ago
- Litigation now 10+ years old; however pre-judgment interest is accruing
  - Twice have gone to U.S. Supreme Court on procedural issues – won 7-2 and 5-4
- Potential Damages of $50+ million
- Timing – could be settled in 3-6 months or not for another 3-5 years

Microlog Overview

- Company is a software company (with patents) focused on "virtual call center" products, primarily for the government, health care and lottery industries
- CEO is Rich Meccarielli, a former GE executive with expertise in turnarounds and small government contractors
- Growing sales backlog; cash flow neutral since investment in January
- Equity market cap of about $2 million (MLOG.PK)

MOBL Balance Sheet

- Senior debt of $13.3mm – YA Global
  - Up for renewal in May 2009
  - Currently paying interest only each month
- Junior debt, guarantees of approximately $3.7 mm for total debt of $17.0 million
  - Two lessors settled and on payment plan; two remain unsettled
- Cash of approximately $1 million
  - Higher on 9/30 than 6/30
- Notes receivable of $5.1 million, including $2.4 million of MLOG convertible notes

MOBL Cash Flow, Income Statement

- Sept. 2008 quarter
  - Increase in cash
  - Due to two one-time events, MOBL generated its best bottom line in over two years
  - Solid contribution from CLEC, improvement from ProGames
- Going Forward
  - Expect CLEC to continue to contribute positive cash each quarter
  - Further improvement from ProGames
  - Need to have further reduction in Kite overhang
  - Need to collect litigation revenue

MOBL Capitalization, Valuation

- Approximately 894 million shares outstanding
- Current bid price of $0.0004/share
- Equity Valuation of roughly $360,000
- Net Debt of $16.0 million equals enterprise valuation of $16.36 million

MOBL – Threats and Opportunities

- Threats
  - Balance sheet issues (debt, Kite overhang)
    - Without interest, company is self-sustaining
  - Potential Dilution from YA Global conversions
  - Recession likely to put pressure on operating margins
  - Other risks detailed in 10-K and 10-Q – see www.sec.gov

- Opportunities
  - Settlement of at least one DAC lawsuit would provide meaningful cash
  - ProGames growth over next 12 months could create valuable asset
  - MLOG growth could translate into significant capital gain for MOBL
  - Leverage nationwide CLEC platform and products to partner with small, regional CLECs

Go Forward Strategy

- Press forward with DAC litigation
- Look at opportunities for partnerships, alliances and other growth opportunities for AFN and Closecall
- Continue to work to reduce Kite overhang
- Once financial markets stabilize, look at options for lowering cost of capital
- Look to continue to help Progames, MLOG grow
- Preserve cash to maximize runway